CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated February 11, 1998 included in the Sbarro, Inc. Form 10-K for the year ended December 28, 1997 and to all references to our Firm included in this Form S-8 registration statement.


                                                 /s/ Arthur Andersen LLP

New York, New York
March 30, 1998